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                                                                    EXHIBIT 3.19

                          CERTIFICATE OF INCORPORATION

                                       OF

                                BKI LENDING INC.

                                       I.


                The name of this corporation is BKI Lending Inc.

                                      II.


 The registered agent and the address of the registered office in the State of
                                 Delaware are:

                         The Corporation Service Company
                        1013 Centerville Rd., Suite 400
                           Wilmington, Delaware 19808
                                New Castle County

                                      III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                      IV.

1. This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares which the corporation is authorized to issue is One Hundred (100) shares, having a par value of $0.01 per share.

2. All rights to vote and all voting powers shall be vested in the holders of the Common Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held.

      For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

3. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

4. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of


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      the voting power of all of the then outstanding shares of the Common Stock of the corporation; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

5. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                       V.

1. No director of the Corporation shall be presently liable to the corporation or its stockholders except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividend payments or stock payments or stock purchases or redemptions under section 174 of the Delaware General Corporation Law (or any successor provision of Delaware law), (iv) any transaction from which the director derived an improper benefit; and the directors of the corporation shall be entitled, to the full extent permitted by Delaware law, as amended from time to time, to the benefits of provisions limiting the personal liability of directors.

2. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by section 145 of the Delaware General Corporation Law, as amended from time to time, or any successor provision of Delaware law.

                                      VI.

      The name and mailing address of the incorporator is as follows:

                               Beverly J. Sanders
                       Baker, Donelson, Bearman & Caldwell
                               165 Madison Avenue
                                   Suite 2000
                            Memphis, Tennessee 38103
                                 (901) 526-2000

                                      VII.

      The corporation is to have a perpetual existence.

                                     VIII.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter provided by statute and all rights conferred upon the stockholders herein are granted subject to this right.

     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming this corporation pursuant to the Delaware General Corporation Law, do hereby declare


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and certify that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 18th day of June, 2001.

                                                 /s/ Beverly J. Sanders
                                                 ------------------------------
                                                 Beverly J. Sanders
                                                 Sole Incorporator